Exhibit 3.9(c)

Wyoming Secretary of State Herschler Bldg East, Ste. 100 & 101 Cheyenne, WY 82002-0020 Ph. 307-777-7311	For Office Use Only WY Secretary of State FILED: Oct 31 2022 11:51AM Original ID: 2022-001178295

Profit Corporation

Articles of Incorporation

I.	The name of the profit corporation is: Fun Fitness Corporation

II.	The name and physical address of the registered agent of the profit corporation is: Wyoming Commercial Registered Agent LLC 30 N Gould Ste 100 Sheridan, WY 82801

III.	The mailing address of the profit corporation is: 7339 E. Williams Drive Unit 26496 SCOTTSDALE SCOTTSDALE, Arizona 85255

IV.	The principal office address of the profit corporation is: 7339 E. Williams Drive Unit 26496 7339 E. Williams Drive, Unit 26496 SCOTTSDALE, Arizona 85255

V.	The number, par value, and class of shares the profit corporation will have the authority to issue are:
	Number of Common Shares:	0	Common Par Value:	$0.0000
	Number of Preferred Shares:	100	Preferred Par Value:	$0.0010

VI.	The name and address of each incorporator is as follows: Rhonda Keaveney PO BOX 26496

Signature:	/s/ Rhonda Keaveney	Date: 10/31/2022

Print Name:	Rhonda Keaveney

Title:	CEO

Email:	rhonda8058@gmail.com

Daytime Phone #:	(602) 793-8058

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Wyoming Secretary of State Herschler Bldg East, Ste. 100 & 101 Cheyenne, WY 82002-0020 Ph. 307-777-7311

☑	I am the person whose signature appears on the filing; that I am authorized to file these documents on behalf of the business entity to which they pertain; and that the information I am submitting is true and correct to the best of my knowledge.

☑	I am filing in accordance with the provisions of the Wyoming Business Corporation Act, (W.S. 17-16-101 through 17-16-1804) and Registered Offices and Agents Act (W.S. 17-28-101 through 17-28-111).

☑	I understand that the information submitted electronically by me will be used to generate Articles of Incorporation that will be filed with the Wyoming Secretary of State.

☑	I intend and agree that the electronic submission of the information set forth herein constitutes my signature for this filing.

☑	I have conducted the appropriate name searches to ensure compliance with W.S. 17-16-401.

☑	I affirm, under penalty of perjury, that I have received actual, express permission from each of the following incorporators to add them to this business filing: Rhonda Keaveney

☑	I consent on behalf of the business entity to accept electronic service of process at the email address provided with Article IV, Principal Office Address, under the circumstances specified in W.S. 17-28-104(e).

Notice Regarding False Filings: Filing a false document could result in criminal penalty and prosecution pursuant to W.S. 6-5-308.

W.S. 6-5-308. Penalty for filing false document.

(a) A person commits a felony punishable by imprisonment for not more than two (2) years, a fine of not more than two thousand dollars ($2,000.00), or both, if he files with the secretary of state and willfully or knowingly:

(i)  Falsifies, conceals or covers up by any trick, scheme or device a material fact;

(ii)         Makes any materially false, fictitious or fraudulent statement or representation; or

(iii)       Makes or uses any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry.

☑    I acknowledge having read W.S. 6-5-308.

Filer is:          ☑   An Individual                 ☐   An Organization

Filer Information:

By submitting this form I agree and accept this electronic filing as legal submission of my Articles of Incorporation.

Signature:	/s/ Rhonda Keaveney	Date: 10/31/2022

Print Name:	Rhonda Keaveney

Title:	CEO

Email:	rhonda8058@gmail.com

Daytime Phone #:	(602) 793-8058

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Wyoming Secretary of State Herschler Bldg East, Ste. 100 & 101 Cheyenne, WY 82002-0020 Ph. 307-777-7311

Consent to Appointment by Registered Agent

Wyoming Commercial Registered Agent LLC, whose registered office is located at 30 N Gould Ste 100, Sheridan, WY 82801, voluntarily consented to serve as the registered agent for Fun Fitness Corporation and has certified they are in compliance with the requirements of W.S. 17 -28-101 through W.S. 17-28-111.

I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity.

Signature:	/s/ Rhonda Keaveney	Date: 10/31/2022

Print Name:	Rhonda Keaveney

Title:	CEO

Email:	rhonda8058@gmail.com

Daytime Phone #:	(602) 793-8058

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STATE OF WYOMING Office of the Secretary of State I, KARL ALLRED, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled. CERTIFICATE OF INCORPORATION Fun Fitness Corporation I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 31st day of October , 2022 at 11:51 AM. Remainder intentionally left blank. Filed Date: 10/31/2022 Secretary of State Filed Online By: Rhonda Keaveney on 10/31/2022 Page 4 of 4

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